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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 (except with respect to the matters discussed in Note 18, as to which the date is February 15, 2000), included and incorporated by reference in The Quaker Oats Company's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
January 9, 2001